UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2014

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets.

As of July 1, 2014, Visteon Corporation (“Visteon”) completed the purchase from Johnson Controls, Inc. (“Seller”) of certain assets and equity interests, and assumption of certain liabilities, comprising substantially all of Seller’s global automotive electronics business (the “Transaction”), in exchange for the payment of $265 million in cash (subject to working capital, net cash and other adjustments), pursuant to an in accordance with the Purchase Agreement, dated as of January 12, 2014 (the “Purchase Agreement”), between Visteon and Seller.

In connection with the closing of the Transaction, Visteon and Seller have entered into certain other agreements, including a transition services agreement (pursuant to which Seller will provide Visteon with certain transition services for a specified period following the closing), a supply agreement (pursuant to which Seller will purchase certain products from Visteon and Visteon will purchase certain products from Seller), contract manufacturing agreements (pursuant to which Seller or its affiliates will provide Visteon or its affiliates with contract manufacturing services out of certain Seller facilities for an interim period of time) and a lease agreement (pursuant to which Seller will lease a portion of Seller’s facility in Holland, MI to Visteon).

The Purchase Agreement was filed as exhibit 10.1 to Visteon’s Current Report on Form 8-K filed on January 15, 2014.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On July 1, 2014, Visteon issued a press release announcing that it had completed the transactions contemplated by the Purchase Agreement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2014.

Forward-Looking Information

This Current Report on Form 8-K and the documents incorporated by reference into this Current Report, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report, and which we assume no obligation to update. New business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: July 3, 2014	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2014.